Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
AND YEAR ENDED DECEMBER 31, 2007;
AMENDS AFFILIATION AGREEMENTS WITH SPRINT PCS

Amendments Settle Rate Arbitration and Other Operational Disputes;

Sprint Nextel Merger Litigation Remains Outstanding

Company Also Provides Business Outlook for Full Year 2008

SCHAUMBURG, IL. — March 3, 2008 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its fourth quarter and year ended December 31, 2007.  This information supplements the subscriber activity results, which the Company previously announced on January 23, 2008.

Highlights for the Fourth Quarter ended December 31, 2007:

•                  Total revenue of $141.9 million, compared to $133.0 million in the quarter ended December 31, 2006.

•                  Net loss of $4.1 million, or $0.24 per share, compared to a net loss of $12.0 million, or $0.72 per share, in the quarter ended December 31, 2006.

•                  Adjusted EBITDA of $25.5 million, compared to $16.3 million in the quarter ended December 31, 2006.  Included in Adjusted EBITDA for the quarter ended December 31, 2007 is approximately $0.3 million in Sprint Nextel litigation expenses.  Included in Adjusted EBITDA for the quarter ended December 31, 2006 was approximately $0.5 million in Sprint Nextel litigation expenses.

•                  Capital expenditures of $14.2 million, compared to $15.7 million for the quarter ended December 31, 2006.

•                  As previously announced on January 23, 2008:

•                  Gross additions of 63,800, compared to 74,100 for the quarter ended December 31, 2006.

•                  Net additions of 7,800, compared to 27,000 for the quarter ended December 31, 2006.

•                  Monthly churn, net of 30 day deactivations, of 2.7%, compared to 2.4% for the quarter ended December 31, 2006.

•                  Ending subscribers of 629,900, compared to 561,300 at December 31, 2006.

Highlights for the Year ended December 31, 2007:

•                  Total revenue of $538.1 million, compared to $492.4 million for the year ended December 31, 2006.

•                  Net loss of $69.3 million or $4.08 per share, compared to $46.0 million or $2.76 per share for the year ended December 31, 2006.

•                  Adjusted EBITDA of $80.6 million, compared to $72.1 million in the year ended December 31, 2006.  Included in Adjusted EBITDA for the year ended December 31, 2007 is approximately $2.4 million in Sprint Nextel litigation and severance expenses.  Included in Adjusted EBITDA for the year ended December 31, 2006 was approximately $6.4 million in Sprint Nextel litigation and integration expenses.

•                  Capital expenditures of $39.7 million, compared to $44.5 million for the year ended December 31, 2006.

•                  Subscriber Activity:

•                  Gross additions of 275,600, compared to 247,500 for the year ended December 31, 2006.

•                  Net additions of 68,600, compared to 67,600 for the year ended December 31, 2006.

•                  Monthly churn, net of 30 day deactivations, of 2.5%, compared to 2.5% for the year ended December 31, 2006.

“Despite the challenging sales environment in the latter half of the year, we achieved a number of operational successes in 2007 as evidenced by the strong performance of our network and Company controlled sales distribution,” remarked Timothy M. Yager, President and CEO of iPCS.  “Our goal in 2008 is to continue to drive activity into our Company stores and exclusive branded dealers and to ensure that the customer has a great experience.  We will remain focused on churn and bad debt expense while continuing to align our costs with our business prospects.”

“At the same time, in order to continue to improve the customer experience and to take full advantage of our amended relationship with Sprint, we will increase the investment in our network in 2008.  This investment will include building more cell sites across our territory and continuing the deployment of EVDO Rev. A; all of which is aimed directly at increasing subscriber revenue and growing our subscriber base,” continued Yager.

iPCS Amends Affiliation Agreements with Sprint PCS:

iPCS also announced that it has amended its affiliation agreements with Sprint PCS.  The amendments, which were entered into today, among other things, settle the Company’s arbitration proceeding against Sprint in return for new monthly cash cost per user (“CCPU”) rates.  In addition, the parties agreed to reciprocal voice roaming rates for 2008 through 2010 and, the parties will no longer settle 3G data roaming costs between them separately.  Sprint has agreed to drop its formal dispute of the amounts billed to the Company for 3G data roaming beginning in April, 2007, and to move the Company onto Sprint’s new “Ensemble” billing and customer care system.

Under the terms of the amendments, the following issues have been addressed, among others:

•                  New CCPU rates of $6.50, $6.15 and $5.85 were set for 2008 through 2010, respectively.

•                  The above CCPU rates will be reduced by $0.15, $0.30 and $0.45 from the then current CCPU rate, if iPCS achieves EVDO Rev. A coverage representing at least 6.0 million POPs, 7.0 million POPs and 9.0 million POPs, respectively.

•                  Reciprocal voice roaming rates were set at $0.0400 per minute for 2008 and 2009 and $0.0380 per minute for 2010.

•                  Reciprocal data roaming charges between the parties will no longer be settled separately for 2008 through 2010.

•                  Sprint will move the Company to Ensemble beginning this month.

•                  The parties agreed to a procedure with respect to the potential deployment of Q-Chat® technology in the Company’s territory.  When Sprint is prepared to launch Q-Chat service, the Company may elect to provide Q-Chat service in groupings of its markets where it has achieved EVDO Rev. A coverage requirements determined by reference to Sprint’s iDEN subscriber use.  The first grouping of markets will be the Grand Rapids, Michigan markets.

•                  Sprint will use commercially reasonable efforts to afford to the Company the right to offer Boost™ branded CDMA products and services in the Company’s territory.  If the parties are unable to reach agreement, Sprint will permit the Company to offer an independent wireless prepaid plan in its territory, subject to certain limitations.

Sprint had previously set the CCPU fee at $7.50, $7.09 and $6.81 per subscriber for 2007, 2008 and 2009, respectively.  These rates were the subject of the Company’s arbitration proceedings, which are being withdrawn in connection with these amendments.  For 2007, the reciprocal roaming rates were $0.0403 per minute for voice and 2G data and $0.0010 per kilobyte for 3G data.  The rates that the Company paid to and received from Sprint in 2007 for these activities were unchanged.

In connection with the amendments to our affiliation agreements, the Company also entered into a Limited Waiver and Consent Agreement with Sprint pursuant to which the Company waived various provisions in the Forbearance Agreement between the parties, including restrictions that would have prevented the Ensemble rollout and other specifically defined activities.

The amendments do not address Sprint’s appeal of the 2006 Illinois court ruling and final order that provided that, within 180 days of the date of the final order, Sprint must cease owning, operating, and managing the Nextel wireless network in iPCS Wireless’s territory.  That order has been stayed pending appeal. Oral arguments in the appeal were heard on February 14, 2008.  The Company expects a decision from the appellate court in 2008.

“We are pleased to have reached an agreement that allows iPCS and Sprint Nextel to continue our successful partnership and continue to build long-term value for both companies.  These amendments provide iPCS with improved subscriber economics and the ability to grow our subscriber base with more certainty as we plan our future business activities.  At the same time, it removes the distraction of the existing disputes as well as a number of obstacles preventing us from optimizing our business.  Our core litigation with Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity, however, remains outstanding and will hopefully reach conclusion this year,” concluded Yager.

The Company will provide additional details regarding its agreements with Sprint in a current report on Form 8-K and in the 2007 annual report on Form 10-K.

Business Outlook for Full Year 2008:

The metrics below provide a range of selected financial and operational guidance for 2008.  A variety of factors referenced elsewhere in this release could cause actual results to differ materially from the guidance.

•                  Gross additions of 250,000 to 280,000.

•                  Adjusted EBITDA of $95 million to $105 million, excluding expenses related to the Sprint Nextel litigation.

•                  Capital expenditures of $60 million to $65 million.

Conference Call to be held tomorrow, March 4th, at 11:00am ET (10:00am CT)

The Company has scheduled a conference call for tomorrow, March 4th, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the fourth quarter and year ended December 31, 2007 and the amendments to the affiliation agreements with Sprint PCS.  To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 12:00 p.m. Eastern Time on March 4, 2008. To access the replay, dial (800) 642-1687 using a pass code of 31309496. To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on March 11, 2008.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of December 31, 2007, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.0 million residents, and iPCS had approximately 629,900 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•                  Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•                  ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•                  CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•                  CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period by (b) the total number of subscribers activated in our territory during the period.

•                  Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivated within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•                  Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•                  Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint PCS; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States.  For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the year ended December 31, 2006, as updated in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be filed ,and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands except share and per share amounts)

	December 31,	December 31,
	2007	2006

Assets
Current Assets:
Cash and cash equivalents	$77,599	$120,499
Accounts receivable, net	29,774	29,700
Receivable from Sprint	41,509	40,724
Inventories, net	5,277	4,291
Assets held for sale	2,680	—
Prepaid expenses	6,792	7,468
Other current assets	81	272
Total current assets	163,712	202,954
Property and equipment, net	128,677	139,641
Financing costs, net	7,794	7,724
Customer activation costs	4,728	3,252
Intangible assets, net	99,777	131,353
Goodwill	141,783	141,783
Other assets	353	364
Total assets	$546,824	$627,071

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:
Accounts payable	$6,136	$7,387
Accrued expenses	14,791	14,340
Payable to Sprint	49,205	58,196
Deferred revenue	11,176	11,065
Accrued interest	6,216	9,758
Current maturities of long-term debt and capital lease obligations	30	24
Total current liabilities	87,554	100,770
Customer activation fee revenue	4,728	3,252
Interest rate swap	11,607	—
Other long-term liabilities	7,331	6,819
Long-term debt and capital lease obligations, excluding current maturities	475,438	302,045
Total liabilities	586,658	412,886

Stockholders’ Equity (Deficiency):
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,112,244 and 16,774,060 shares issued and outstanding, respectively	171	168
Additional paid-in-capital	161,072	334,156
Accumulated deficiency	(189,470)	(120,139)
Accumulated other comprehensive loss	(11,607)	—
Total stockholders’ equity (deficiency)	(39,834)	214,185
Total liabilities and stockholders’ equity (deficiency)	$546,824	$627,071

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Revenues:
Service revenue	$91,080	$84,492	$358,154	$316,513
Roaming revenue	47,065	44,960	166,349	161,848
Equipment and other	3,778	3,505	13,583	14,061
Total revenues	141,923	132,957	538,086	492,422
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, and amortization as shown separately below)	(81,941)	(79,412)	(313,629)	(285,979)
Cost of equipment	(12,529)	(11,417)	(51,358)	(41,707)
Selling and marketing	(18,159)	(22,927)	(75,626)	(74,293)
General and administrative	(5,640)	(3,724)	(26,915)	(20,944)
Depreciation	(11,453)	(11,490)	(46,097)	(50,522)
Amortization of intangible assets	(7,594)	(9,490)	(31,576)	(37,958)
Loss on disposal of property and equipment, net	(21)	(64)	(151)	(574)
Total operating expenses	(137,337)	(138,524)	(545,352)	(511,977)
Operating income (loss)	4,586	(5,567)	(7,266)	(19,555)
Interest income	946	1,607	4,930	5,490
Interest expense	(9,689)	(8,043)	(36,640)	(32,086)
Debt extinguishment costs	—	—	(30,501)	—
Other income, net	17	21	146	112
Loss before benefit from income taxes	(4,140)	(11,982)	(69,331)	(46,039)
Benefit from income taxes	—	—	—	—
Net loss	$(4,140)	$(11,982)	$(69,331)	$(46,039)

Basic and diluted loss per share of common stock	$(0.24)	$(0.72)	$(4.08)	$(2.76)

Weighted average common shares outstanding	17,089,011	16,718,818	16,999,617	16,703,142

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net loss	$(4,140)	$(11,982)	$(69,331)	$(46,039)
Net interest expense	8,743	6,436	31,710	26,596
Debt extinguishment costs	—	—	30,501	—
Depreciation and amortization	19,047	20,980	77,673	88,480
Stock-based compensation expense	1,784	784	9,914	2,496
Loss on disposal of property and equipment, net	21	64	151	574
Adjusted EBITDA	$25,455	$16,282	$80,618	$72,107

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended		For the Years Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Subscribers
Gross Additions	63,800	74,100	275,600	247,500
Net Additions	7,800	27,000	68,600	67,600
Total Subscribers	629,900	561,300	629,900	561,300
Churn	2.7%	2.4%	2.5%	2.5%

Average Revenue Per User, Monthly
Including Roaming	$74	$79	$72	$76
Without Roaming	$49	$51	$49	$51

Cash Cost Per User, Monthly
Including Roaming	$47	$51	$47	$50
Without Roaming	$32	$32	$33	$33

Cost Per Gross Addition	$377	$390	$367	$376

Licensed Pops (Millions)	15.1	15.0	15.1	15.0
Covered Pops (Millions)	12.0	11.4	12.0	11.4
Cell Sites	1,693	1,600	1,693	1,600

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Years Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
ARPU
Service revenue	$91,080	$84,492	$358,154	$316,513
Roaming revenue	47,065	44,960	166,349	161,848
Total service revenue	$138,145	$129,452	$524,503	$478,361
Average subscribers	624,400	547,600	604,500	522,000

Average revenue per user including roaming, monthly	$74	$79	$72	$76
Average revenue per user without roaming, monthly	$49	$51	$49	$51

CCPU
Cost of service and roaming	$81,941	$79,412	$313,629	$285,979
plus: General and administrative	5,640	3,724	26,915	20,944
less: Stock-based compensation expense	(1,441)	(599)	(8,575)	(1,972)
less: Retail equipment upgrade revenue	(737)	(475)	(1,991)	(3,065)
plus: Retail equipment cost of upgrades	3,243	2,246	12,834	11,439
Total cash costs including roaming	$88,646	$84,308	$342,812	$313,325
less: Roaming expense	(28,935)	(32,484)	(103,782)	(109,182)
Total cash costs without roaming	$59,711	$51,824	$239,030	$204,143
Average subscribers	624,400	547,600	604,500	522,000

Cash cost per user, monthly	$47	$51	$47	$50
Cash cost per user without roaming, monthly	$32	$32	$33	$33

CPGA
Selling and marketing	$18,159	$22,927	$75,626	$74,293
less: Stock-based compensation expense	(343)	(185)	(1,339)	(524)
less: Equipment revenue, net of upgrade revenue	(3,025)	(3,015)	(11,535)	(10,957)
plus: Equipment costs, net of cost of upgrades	9,286	9,170	38,524	30,269
CPGA Costs	$24,077	$28,897	$101,276	$93,081
Gross adds	63,800	74,100	275,600	247,500

Cost per gross add	$377	$390	$367	$376